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                                                                     EXHIBIT 5.1


                        True North Communications Inc.
                             101 East Erie Street
                           Chicago, Illinois  60611



                                 July 7, 1998



Board of Directors
True North Communications Inc.
101 East Erie Street
Chicago, Illinois  60611

Ladies and Gentlemen:

          This opinion is delivered to you in connection with the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") relating to the registration of 4,000,000 shares of common stock, $.33 1/3 par value per share (the "Registered Shares"), of True North Communications Inc. (the "Company"), together with 4,000,000 Preferred Stock Purchase Rights (the "Rights") associated therewith, for use in acquisitions. The terms of the Rights are set forth in the Rights Agreement dated November 16, 1986 between the Company and Harris Trust and Savings Bank, as Rights Agent.

          I, in my capacity as Vice President and Assistant General Counsel of the Company, am familiar with the proceedings to date with respect to the proposed issuance of the Registered Shares and associated Rights and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

          I am of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Delaware.

          2. The Registered Shares will constitute validly issued, fully paid and nonassessable shares of common stock, $.33 1/3 par value per share, of the Company, when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act of 1933, as amended; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Registered Shares; (iii) the Registered Shares shall have been duly issued and sold in the manner contemplated by such resolutions and the Registration
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               Statement; and (iv) certificates representing the Registered
               Shares shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with such resolutions and the Registration Statement.

          3. Rights associated with the Registered Shares will be legally issued when such Rights shall have been duly issued in accordance with the terms of the Rights Agreement.

          I do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or "blue sky" laws of the various states to the sale of the Registered Shares or associated Rights.

          This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware or the federal law of the United States as presently in effect be changed by legislative action, judicial decision or otherwise.

          I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the references to me in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                               Very truly yours,

                                               /s/ Suzanne E. Sutkowski

                                               Suzanne E. Sutkowski
                                               Vice President,
                                               Assistant General Counsel